UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2009 (December 26, 2008)
J. ALEXANDER’S CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	1-08766	62-0854056

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202

(Address of principal executive offices) (Zip Code)
(615) 269-1900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Employment Agreements with Lonnie J. Stout II, R. Gregory Lewis, J. Michael Moore and Mark A. Parkey
     On December 26, 2008, J. Alexander’s Corporation (the “Company”) entered into employment agreements with each of Lonnie J. Stout II, the Company’s Chairman, Chief Executive Officer and President; R. Gregory Lewis, the Company’s Chief Financial Officer, Vice-President, Finance and Secretary; J. Michael Moore, the Company’s Vice-President, Human Resources and Administration; and Mark A. Parkey, the Vice President and Controller. The material terms of each of these employment agreements are generally as described below.
     Duties. Each of the executives will continue to serve in their current offices and such other office or offices to which he may be appointed or elected by the Board of Directors of the Company.
     Term. Subject to the termination provisions described below, the term of each of the employment agreements expires on December 25, 2011 and is subject to successive one-year automatic renewals unless either party gives not less than 90 days prior written notice to the other party that it is electing not to extend the agreement.
     Compensation. Each agreement provides for the executive to continue to receive his current annual base salary as well as customary benefits, including remuneration pursuant to the Company’s cash compensation incentive plans (assuming applicable performance targets are met) or any long-term incentive award plans offered generally to executives of the Company and health insurance. Pursuant to the terms of each agreement, the Company will also reimburse the executive for all reasonable business expenses incurred by such executive in performance of his duties. Compensation payable under the agreements is subject to annual review by the Compensation Committee of the Board of Directors, and may be increased as the Compensation Committee deems advisable.
     Termination of Agreement. Under each of the agreements, if the Company terminates the employment of the executive with “cause,” or the executive terminates employment without “good reason,” the Company is only required to pay the executive his salary, prior year bonus (if any) and benefits already earned but unpaid through the date of such termination. If the Company terminates the employment of the executive without “cause,” including non-renewal by the Company or the executive resigns for “good reason,” the executive will also receive the foregoing and will be entitled to receive (i) a lump sum cash payment equal to 2.00 times his base salary then in effect, (ii) a lump sum cash payment equal to 2.00 times the higher of a) the cash bonus earned the previous year or b) the average bonus earned over the last three years, (iii) health insurance benefits substantially commensurate with the Company’s standard health insurance benefits for the executive and the executive’s spouse and dependents for a period of two years and (iv) certain tax reimbursement payments. For Mr. Stout and Mr. Lewis, who are parties to existing Severance Benefits Agreements entitling them to 18 months’ salary upon termination by the Company without “cause” or resignation for “good reason,” the applicable severance amounts payable under the Employment Agreements in the event of termination without “cause” and for “good reason” are 2.99 times salary and applicable bonus, but amounts payable in such events under the employment agreements are reduced by amounts actually paid under the executive’s Severance Benefits Agreement. Under the employment agreements, in the event of termination without “cause” or if the executive resigns for “good reason,” each in connection with a “change in control,” the executive will be entitled to receive (i) a lump sum cash payment equal to 2.99 times his base salary then in effect, (ii) a lump sum cash payment equal to 2.99 times the higher of a) the cash bonus earned the previous year or b) the average bonus earned over the last three years (iii) health insurance benefits substantially commensurate with the Company’s standard health insurance benefits for the executive and the executive’s spouse and dependents for a period of three years, (iv) certain tax reimbursement payments, and (v) vesting of unvested equity incentive plan awards.
     Non-Competition. Pursuant to the terms of each of the agreements, each executive is prohibited from competing with the Company during the term of his employment and for a period of one year following termination of employment if the executive receives payments under the employment agreements in connection with termination without “cause” or by the executive with “good reason”. The executive is also subject to certain confidentiality, non-disclosure and non-solicitation provisions.

Salary Continuation Agreements
     On December 26, 2008, the Company entered into Amended and Restated Salary Continuation Agreements with each of Mr. Stout, Mr. Lewis, Mr. Moore, and Mr. Parkey, which replace existing Salary Continuation Agreements that provided a retirement benefit, a death benefit, and a vested lump sum benefit for each officer. The Amended and Restated Salary Continuation Agreements generally provide for an annual retirement benefit of 50% of the employee’s salary on the date of retirement after reaching age 65, payable over 15 years commencing at age 65. The Amended and Restated Salary Continuation Agreements also provide that in the event an employee dies while in the employ of the Company but before retirement, his or her beneficiaries will receive specified benefit payments for a period of ten years, or until such time as the employee would have attained age 65, whichever period is longer. The payments are 100% of the employee’s salary at the time of death for the first year after death and 50% of the employee’s salary at the time of death each year thereafter in the death benefits period.
     As an alternative to payments on death or retirement after attaining age 65, the Amended and Restated Salary Continuation Agreements provide for a vested benefit upon termination on or prior to December 31, 2008 of a designated lump sum for each officer. In addition, commencing on January 1, 2009, as an alternative to payments on death or retirement after attaining age 65, the Amended and Restated Salary Continuation Agreements provide a vested benefit based on the employee’s salary as of the date of termination, which becomes payable after termination of service with the Company for any reason other than death or retirement at age 65. For Mr. Stout and Mr. Lewis, the vested benefit is an annual benefit payable after the employee attains the age of 65, equal to fifty percent (50%) of the employee’s base salary as of the employee’s termination date, paid in equal monthly installments for a period of fifteen years. For Mr. Moore and Mr. Parkey, the vested benefit is a lump sum payable within 30 days of termination equal to the present value as of the date of payment (using a seven percent (7%) discount rate) of the 15-year retirement benefit, calculated using salary as of the date of termination. The vested benefit is subject to a scheduled minimum payment for each employee, based on the scheduled minimum lump sum vested benefit under the former Salary Continuation Agreements.
     The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the employment agreement and Amended and Restated Salary Continuation Agreements of each of Mr. Stout, Mr. Lewis, Mr. Moore and Mr. Parkey, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6, Exhibit 10.7, and Exhibit 10.8, respectively.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:
     The following exhibits are filed or furnished herewith as noted above:
          10.1      Employment Agreement, dated as of December 26, 2008, with Lonnie J. Stout II
          10.2      Employment Agreement, dated as of December 26, 2008, with R. Gregory Lewis
          10.3      Employment Agreement, dated as of December 26, 2008, with J. Michael Moore
          10.4      Employment Agreement, dated as of December 26, 2008, with Mark A. Parkey
          10.5      Amended and Restated Salary Continuation Agreement dated as of December 26, 2008, with Lonnie J. Stout II
          10.6      Amended and Restated Salary Continuation Agreement dated as of December 26, 2008, with R. Gregory Lewis
          10.7      Amended and Restated Salary Continuation Agreement dated as of December 26, 2008, with J. Michael Moore
          10.8      Amended and Restated Salary Continuation Agreement dated as of December 26, 2008, with Mark A. Parkey

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 2, 2009	J. ALEXANDER’S CORPORATION

	By:	/s/ R. Gregory Lewis

R. Gregory Lewis Chief Financial Officer, Vice-President, Finance and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 26, 2008, with Lonnie J. Stout II
10.2	Employment Agreement, dated as of December 26, 2008, with R. Gregory Lewis
10.3	Employment Agreement, dated as of December 26, 2008, with J. Michael Moore
10.4	Employment Agreement, dated as of December 26, 2008, with Mark A. Parkey
10.5	Amended and Restated Salary Continuation Agreement dated as of December 26, 2008, with Lonnie J. Stout II.
10.6	Amended and Restated Salary Continuation Agreement dated as of December 26, 2008, with R. Gregory Lewis
10.7	Amended and Restated Salary Continuation Agreement dated as of December 26, 2008, with J. Michael Moore
10.8	Amended and Restated Salary Continuation Agreement dated as of December 26, 2008, with Mark A. Parkey